EXHIBIT 4.2

ASSIGNMENT AGREEMENT

November 2, 2006

Pursuant to Section 3.3 of the Mortgage Loan Purchase and Sale Agreement, dated as of December 28, 2005 (the “MLPA”), as supplemented and amended by the Term Sheet, dated as of June 29, 2006 (the “Term Sheet”), between Washington Mutual Mortgage Securities Corp., as seller (“WMMSC”), and WaMu Asset Acceptance Corp., as purchaser, WMMSC hereby sells, transfers, assigns, sets over and otherwise conveys to Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2006-5 Trust (the “Trust”), without recourse, all of WMMSC’s right, title and interest in and to the mortgage loans described on Schedule I hereto (the “Substitute Mortgage Loans”), together with cash in the amount of $51,547.37.

WMMSC hereby makes, as of the date hereof and as to each Substitute Mortgage Loan, the representations and warranties set forth in Section 3.1 of the MLPA, as supplemented and amended by Section 2 of the Term Sheet (except that references in such Section 3.1 of the MLPA and such Section 2 of the Term Sheet to “Closing Date” and “Cut-Off Date” shall be deemed to be references to the date hereof and that references in such Section 2 of the Term Sheet to “the Supplemental Mortgage Loan Schedule” shall be deemed to be references to Schedule II hereto).

WMMSC hereby agrees to deliver any missing Recording Documents with respect to each Substitute Mortgage Loan, and to repurchase or substitute for such Substitute Mortgage Loan in the event of WMMSC’s failure to deliver any document required to be included in the related Mortgage File or in the event of WMMSC’s material breach of any of the representations and warranties described in the immediately preceding paragraph and made with respect to such Substitute Mortgage Loan, upon the same terms as WMMSC’s corresponding obligations with respect to the original Mortgage Loan pursuant to Sections 2.3, 2.4 and 3.3 of the MLPA.

The Trust hereby sells, transfers, assigns, sets over and otherwise conveys to WMMSC, without recourse, all of the Trust’s right, title and interest in and to the mortgage loans described on Schedule III hereto (the “Reacquired Mortgage Loans”).

All capitalized terms shall have the meanings ascribed to them in the Term Sheet, or if not defined therein, in the MLPA, unless otherwise defined herein.

[signatures follow]

IN WITNESS WHEREOF, the parties have caused their names to be signed by their respective duly authorized officers as of the date first written above.

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP. By: /s/ Val Meyer Name: Val Meyer Title: Assistant Vice President

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATES WMALT SERIES 2006-5 TRUST
By:	LASALLE BANK NATIONAL ASSOCIATION, as Trustee
By: /s/ Susan L. Feld Name:Susan L. Feld Title: Assistant Vice President

[Signature page to Assignment for WMALT Series 2006-5]

SCHEDULE I

MORTGAGE LOAN SCHEDULE FOR SUBSTITUTE MORTGAGE LOANS

The Mortgage Loan Schedule for Substitute Mortgage Loans has been intentionally omitted. Copies may be obtained from WaMu Asset Acceptance Corp. or LaSalle Bank National Association by contacting:

in the case of WaMu Asset Acceptance Corp.,

John Ganzer WaMu Asset Acceptance Corp. c/o Washington Mutual Mortgage Securities Corp. 75 N. Fairway Drive,VHF2A01 Vernon Hills, IL 60061 Telephone: (847) 549-3113 Facsimile: (847) 549-3680

in the case of LaSalle Bank National Association,

Stefanie Edwards LaSalle Bank National Association 135 S. LaSalle Street, Suite 1511 Chicago, IL 60603 Telephone: (312) 904-8975 Facsimile: (312) 904-2084

SCHEDULE II

SUPPLEMENTAL MORTGAGE LOAN SCHEDULE FOR SUBSTITUTE MORTGAGE LOANS

        The Supplemental Mortgage Loan Schedule for Substitute Mortgage Loans has been intentionally omitted.  Copies may be obtained from WaMu Asset Acceptance Corp. or LaSalle Bank National Association by contacting:

in the case of WaMu Asset Acceptance Corp.,

John Ganzer WaMu Asset Acceptance Corp. c/o Washington Mutual Mortgage Securities Corp. 75 N. Fairway Drive,VHF2A01 Vernon Hills, IL 60061 Telephone: (847) 549-3113 Facsimile: (847) 549-3680

in the case of LaSalle Bank National Association,

Stefanie Edwards LaSalle Bank National Association 135 S. LaSalle Street, Suite 1511 Chicago, IL 60603 Telephone: (312) 904-8975 Facsimile: (312) 904-2084

SCHEDULE III

MORTGAGE LOAN SCHEDULE FOR REACQUIRED MORTGAGE LOANS

The Mortgage Loan Schedule for Reacquired Mortgage Loans has been intentionally omitted. Copies may be obtained from WaMu Asset Acceptance Corp. or LaSalle Bank National Association by contacting:

in the case of WaMu Asset Acceptance Corp.,

John Ganzer WaMu Asset Acceptance Corp. c/o Washington Mutual Mortgage Securities Corp. 75 N. Fairway Drive,VHF2A01 Vernon Hills, IL 60061 Telephone: (847) 549-3113 Facsimile: (847) 549-3680

in the case of LaSalle Bank National Association,

Stefanie Edwards LaSalle Bank National Association 135 S. LaSalle Street, Suite 1511 Chicago, IL 60603 Telephone: (312) 904-8975 Facsimile: (312) 904-2084